Exhibit 10.1

SINGULEX, INC.

FOURTH AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of February 17, 2012, by and among Singulex, Inc., a Delaware corporation (the “Company”) and JAFCO Life Science No. 1 Investment Enterprise Partnership (“JAFCO No. 1”), JAFCO Super V3 Investment Limited Partnership (“JAFCO V3” and, together with JAFCO No. 1, “JAFCO”), OrbiMed Associates III, LP, a Delaware limited partnership (“OrbiMed Associates”), OrbiMed Private Investments III, LP, a Delaware limited partnership (“OrbiMed Investments” and, together with OrbiMed Associates, “OrbiMed”), Fisk Ventures, LLC, a Delaware limited liability company (“Fisk”), Prolog Capital A, L.P., a Missouri limited partnership (“Prolog A”), Prolog Capital B, L.P., a Missouri limited partnership (“Prolog B”), Prolog Capital III, L.P., a Missouri limited partnership (“Prolog III” and collectively with Prolog A and Prolog B, “Prolog”), and the other investors listed on the Schedule of Investors attached hereto (the “Investors”).

The parties hereto agree as follows:

1.             Demand Registrations.

(a)           Requests for Registration. At any time after the six month anniversary of the date on which the Company has completed its Initial Public Offering of the Company’s Common Stock, the holders of at least a majority of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”), and the holders of at least 20% of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration (“Short-Form Registrations”) if available.  All registrations requested pursuant to this paragraph 1(a) are referred to herein as “Demand Registrations”.  Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per-share price range for such offering.  Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of paragraph (d) hereof, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b)           Long-Form Registrations. Subject to paragraph 1(a), the holders of Registrable Securities shall be entitled to request not more than two Long-Form Registrations in the aggregate and the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $1 million.  A registration shall not count as one of the permitted

Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration).

(c)           Short-Form Registrations. Subject to paragraph 1(a), in addition to the Long-Form Registrations provided pursuant to paragraph 1(b), the holders of Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations and the Company shall be obligated to pay all Registration Expenses with respect to five such Short Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $1 million and provided further that not more than two Short-Form Registrations may be requested in any twelve-month period.  Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration.  After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d)           Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the holders of at least 75% of the Registrable Securities included in such registration.  If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold the Company shall include in such registration (i) first, the Senior Investor Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Senior Investor Registrable Securities owned by each such holder, (ii) second, the Junior Investor Registrable Securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of Junior Investor Registrable Securities owned by each such holder, and (iii) third, if permitted hereunder, other securities requested to be included in the registration.

(e)           Restrictions on Demand Registrations.  The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to paragraph 2 and in which there was no reduction in the number of Registrable Securities requested to be included.  The Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company’s board of directors determines in its reasonable good-faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration.  The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(f)            Selection of Underwriters. The holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed.

(g)           Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company.  Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least 75% of the Registrable Securities.

2.             Piggyback Registrations.

(a)           Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of paragraphs 2(c) and 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b)           Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c)           Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Senior Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Senior Investor Registrable Securities on the basis of the number of Senior Investor Registrable Securities owned by each such holder, (iii) third, the Junior Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Junior Investor Registrable Securities on the basis of the number of Junior Investor Registrable Securities owned by each such holder and (iv) fourth, other securities requested to be included in such registration; provided, however, that in no event shall the amount of securities owned by the holders of Registrable Securities included in the registration be reduced below 20% of the total amount of securities included in such registration unless such offering is the Initial Public Offering.

(d)           Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration (ii) second, the Senior Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Senior Investor Registrable Securities on the basis of the number of Senior Investor Registrable Securities owned by each such holder, (iii) third, the Junior Investor Registrable Securities requested to be included in such registration, pro rata among the holders of such Junior Investor Registrable Securities on the basis of the number of Junior Investor Registrable Securities owned by each such holder and (iv) fourth, other securities requested to be included in such registration; provided, however, that in no event shall the amount of securities owned by the holders of Registrable Securities included in the registration be reduced below 20% of the total amount of securities included in the registration.

(e)           Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities included in such Piggyback Registration.  Such approval shall not be unreasonably withheld or delayed.

(f)            Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to paragraph 1 or pursuant to this paragraph 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 60 days has elapsed from the effective date of such previous registration.

3.             Holdback Agreements.

(a)           Each holder of Registrable Securities agrees not to sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, any securities of the Company (other than those included in a registration or acquired in the public markets) for a period specified by the underwriters of securities of the Company not to exceed 180 days following the effective date of a registration statement of the Company filed under the Securities Act; provided that (i) the Company’s directors, officers and greater than 5% shareholders enter into similar agreements, (ii) any discretionary waiver or termination of the restrictions of such agreements by the Company or representatives of the underwriters shall apply to all persons subject to such agreements pro rata based on the number of shares subject to such agreements, and (iii) such agreement shall apply only to the Company’s Initial Public Offering.  Notwithstanding the foregoing, such period of 180 days period may be extended by up to 34 days as required to comply with NASD Rule 2711 (including, any successor rule thereto or any similar stock exchange rule).  Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.  The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the period of 180 days or longer described above.  The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 3(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(b)           The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered Public Offering otherwise agree.

4.             Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)           prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)           notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)           furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)           use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)            cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h)           enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i)            make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)            otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)           permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the

Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l)            in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, shall use its best efforts promptly to obtain the withdrawal of such order;

(m)          use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(n)           obtain a cold comfort letter from the Company’s independent public accountants and a legal opinion from the Company’s counsel, in customary form and covering such matters of the type customarily covered by cold comfort letters and legal opinions, as the case may be, as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement).

5.             Registration Expenses.

(a)           All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b)           In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

(c)           To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6.             Indemnification.

(a)           The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act or Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except (i) insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same and (ii) that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld.  In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)           In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, each of its officers who has signed the registration statement and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and any other holder of Registrable Securities selling securities in such registration statement and any controlling person of any such other holder, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission occurs in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement; provided, further, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such holder, which consent shall not be unreasonably withheld.

(c)           Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)           If the indemnification provisions provided for herein are held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a holder of Registrable Securities under this Subsection (d) exceed the net proceeds from the offering received by such holder.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)           The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

7.             Participation in Underwritten Registrations.  No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.             Definitions.

(a)           “Approving Holders” means the approval in writing by the holders of at least seventy percent (70%) of the outstanding shares of the Series F Preferred Stock, Series E Preferred Stock and Series D Preferred Stock, voting together as a separate class, on an as-converted basis.

(b)           “Common Stock” means the Company’s Common Stock, par value $.001 per share.

(c)           “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

(d)           “Initial Public Offering” means the Company’s first underwritten public offering of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

(e)           “Junior Investor Registrable Securities” means any Common Stock issued or issuable upon the conversion of any Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.  As to any particular Junior Investor Registrable Securities, such securities shall cease to be Junior Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Junior Investor Registrable Securities, and the Junior Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Junior Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Junior Investor Registrable Securities hereunder.

(f)            “Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

(g)           “Qualified Public Offering” shall have the meaning ascribed to it in the Company’s Restated Certificate.

(h)           “Registrable Securities” means any Junior Investor Registrable Securities and any Senior Investor Registrable Securities.

(i)            “Restated Certificate” shall mean the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time.

(j)            “Senior Investor Registrable Securities” means any Common Stock issued or issuable upon the conversion of any Series F Preferred Stock or Series E Preferred Stock.  As to any particular Senior Investor Registrable Securities, such securities shall cease to be Senior Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary.  For purposes of this Agreement, a Person shall be deemed to be a holder of Senior Investor Registrable Securities, and the Senior Investor Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Senior Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Senior Investor Registrable Securities hereunder.

(k)           “Series A Preferred Stock” means the Company’s Series A Preferred Convertible Stock, par value $.001 per share.

(l)            “Series B Preferred Stock” means the Company’s Series B Preferred Convertible Stock, par value $.001 per share.

(m)          “Series C Preferred Stock” means the Company’s Series C Preferred Convertible Stock, par value $.001 per share.

(n)           “Series D Preferred Stock” means the Company’s Series D Preferred Convertible Stock, par value $.001 per share.

(o)           “Series E Preferred Stock” means the Company’s Series E Preferred Convertible Stock, par value $.001 per share.

(p)           “Series F Preferred Stock” means the Company’s Series F Preferred Convertible Stock, par value $.001 per share.

(q)           Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

9.             Miscellaneous.

(a)           No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)           Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)           Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)           Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the (i) Company, (ii) holders of at least 66-2/3% of the Series A Preferred Stock then outstanding, (iii) holders of at least 66-2/3% of the Series B Preferred Stock then outstanding, and (iv) the Approving Holders.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)           Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not and the holders of Registrable Securities may assign their rights hereunder to any person to whom Registrable Securities are transferred.  In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities

(f)            Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)           Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.  Facsimile and electronic (i.e. PDF) signatures shall be as effective as original signatures.

(h)           Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)            Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of California, without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.  Notwithstanding the foregoing, those provisions of this Agreement that relate to the internal governance of the Company and are required by Delaware law to be governed by such, shall be governed by and construed and enforced in accordance with the internal laws of State of Delaware.

(j)            Notices. Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by confirmed electronic mail or confirmed facsimile, or, if sent to a destination within the United States, mailed first class mail (postage prepaid), or, if sent to a destination outside the United States, mailed via mailing international priority (postage prepaid), or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally; when sent by confirmed electronic mail or confirmed facsimile; if sent to a destination within the United States, three days after deposit in the U.S. mail; if sent to a destination outside the United States, seven days after deposit in the U.S. mail; and one day after deposit with a reputable overnight courier service.  The Company’s address is:

Singulex, Inc.

1650 Harbor Bay Parkway, Suite 200,

Alameda, California 94502
Attn: Philippe Goix

(k)           Termination. The Company’s obligations pursuant to this Agreement shall terminate as to any holder of Registrable Securities on the earlier of: (i) the fifth anniversary of a Qualified Public Offering; (ii) the seventh anniversary of the Initial Public Offering and (iii) the date when such holder of Registrable Securities can sell all of his or its Registrable Securities pursuant to Rule 144 under the Securities Act.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

THE COMPANY:

SINGULEX, INC.

By:	/s/ Philippe Goix
Philippe Goix
Chief Executive Officer

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

JAFCO SUPER V3 INVESTMENT LIMITED PARTNERSHIP

By:	JAFCO Co., Ltd
Its:	General Partner

	By:	/s/ Shinichi Fuki
Shinichi Fuki,
President & CEO

JAFCO LIFE SCIENCE NO. 1 INVESTMENT ENTERPRISE PARTNERSHIP

By:	JAFCO Co., Ltd
Its:	Executive Partner

	By:	/s/ Shinichi Fuki
Shinichi Fuki,
President & CEO

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

ORBIMED ASSOCIATES III, LP

By: OrbiMed Advisors LLC, its General Partner

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	General Partner

ORBIMED PRIVATE INVESTMENTS III, LP

By: OrbiMed Capital GP III, its General Partner

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	General Partner

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

FISK VENTURES, LLC

By:	/s/ Stephen Rose
Name:	Stephen Rose
Title:	Managing Director

/s/ H. Fisk Johnson
H. Fisk Johnson

/s/ Stephen Rose
Stephen L. Rose

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

PROLOG CAPITAL III, L.P.

By: Prolog Ventures III, LLC, its General Partner

By:	/s/ Gregory R. Johnson
Name:	Gregory R. Johnson
Title:	Managing Director

PROLOG CAPITAL A, L.P.

By: Prolog Ventures A, LLC, its General Partner

By:	/s/ Gregory R. Johnson
Name:	Gregory R. Johnson
Title:	Managing Director

PROLOG CAPITAL B, L.P.

By: Prolog Ventures B, LLC, its General Partner

By:	/s/ Gregory R. Johnson
Name:	Gregory R. Johnson
Title:	Managing Director

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

ALAN C. & AGNÉS MENDELSON FAMILY TRUST

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Trustee

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

INVESTORS

VP COMPANY INVESTMENTS 2008, LLC

By:	/s/ Alan C. Mendelson
Name:	Alan C. Mendelson
Title:	Member of Management Committee

SIGNATURE PAGE TO SINGULEX, INC.
FOURTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

SCHEDULE OF INVESTORS

Name and Address	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock	Shares of Series E Preferred Stock	Shares of Series F Preferred Stock
JAFCO Life Science No.1 Investment Enterprise Partnership Otemachi First Square West Tower 11F 1-5-1 Otemachi, Chiyoda-ku Tokyo 100-0004, JAPAN	—	—	—	—	1,730,503	—

JAFCO Super V3 Investment Limited Partnership Otemachi First Square West Tower 11F 1-5-1 Otemachi, Chiyoda-ku Tokyo 100-0004, JAPAN	—	—	—	—	5,191,509	1,822,188

OrbiMed Associates III, LP 767 Third Avenue 30th Floor New York, NY 10017	—	—	—	—	—	34,103

OrbiMed Private Investments III, LP 767 Third Avenue 30th Floor New York, NY 10017	—	—	—	7,843,137	4,614,675	3,580,780

Fisk Ventures, LLC 555 Main Street Suite 500 Racine, Wisconsin 53403-4616 Attn: Stephen Rose	—	70,000	3,435,486	6,666,667	10,383,018	6,639,194

Name and Address	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock	Shares of Series E Preferred Stock	Shares of Series F Preferred Stock
H. Fisk Johnson	125,069	96,707	—	—	—	—

Stephen L. Rose	2,240	—	—	—	—	—

Prolog Capital A, L.P. c/o Prolog Ventures,LLC 7733 Forsyth Blvd. Suite 1440 St. Louis, Missouri 63105 Attn: Mr. Greg Johnson	—	145,608	224,707	—	—	—

Prolog Capital B, L.P. c/o Prolog Ventures. LLC 7733 Forsyth Blvd. Suite 1440 St. Louis, Missouri 63105 Attn: Mr. Greg Johnson	—	30,188	1,530,849	198,698	—	123,743

Prolog Capital III, L.P. c/o Prolog Ventures. LLC 7733 Forsyth Blvd., Suite 1440 St. Louis, Missouri 63105 Attn: Mr. Greg Johnson	—	—	—	—	—	945,443

The Alan C. & Agnés B. Mendelson Family Trust c/o Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025	—	—	—	—	—	34,004

Name and Address	Shares of Series A Preferred Stock	Shares of Series B Preferred Stock	Shares of Series C Preferred Stock	Shares of Series D Preferred Stock	Shares of Series E Preferred Stock	Shares of Series F Preferred Stock
VP Company Investments 2008, LLC c/o Latham & Watkins LLP 555 West Fifth Street Suite 800 Los Angeles, CA 90013	—	—	—	—	—	34,004